Exhibit 99.1

pressrelease

Media contact:	Investor contact:
Mike Jacobsen	Chris Bast
+1 330 490 3796	+1 330 490 6908
michael.jacobsen@diebold.com	christopher.bast@diebold.com
FINAL — 2/11/11
FOR IMMEDIATE RELEASE:
February 14, 2011
DIEBOLD REPORTS FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS
Earnings overview presentation available at http://www.diebold.com/DBD4Q10.pdf
•	4Q EPS from cont. ops. of ($1.83), or $0.73 non-GAAP*; FY EPS of ($0.31), or $2.33 non-GAAP*

•	Total revenue for 4Q 2010 increased 9%; FY revenue increased 4%

•	YTD net debt* decreased $100.5 million to a net investment of $35.1 million

•	Company records $169 million non-cash, goodwill impairment charge in its EMEA business

•	Board of directors authorizes a total 4 million shares under the company’s repurchase plan; intent is to execute in 2011
NORTH CANTON, Ohio — Diebold, Incorporated (NYSE: DBD) today reported fourth quarter 2010 loss from continuing operations attributable to Diebold, net of tax, of ($119.9) million, or ($1.83) per share, down from $7.9 million and $.12 per share, respectively, from the fourth quarter 2009. Fourth-quarter 2010 revenue was $791.0 million, up 9% from the fourth quarter 2009.
Non-GAAP earnings per share* from continuing operations attributable to Diebold, net of tax, in the fourth quarter 2010 were $.73 per share, up from $.29 per share in the fourth quarter 2009.
Business Review
Management commentary
“Diebold delivered significant growth in revenue and generated more than $200 million in free cash flow* during the fourth quarter,” said Thomas W. Swidarski, Diebold president and chief executive officer. “In addition, our financial self-service orders in North America grew substantially as that market continues to recover and demand for our deposit automation solutions increases in the regional bank space.
“We are also seeing good progress in other key markets around the world, especially in Latin America and Asia Pacific where customer acceptance of our solutions is growing,” Swidarski continued. “Europe, however, remains a challenging market for us. While Europe has never been a large market for the company, it is strategically important as we consider the global nature of our customer base. Therefore, we are taking decisive actions to re-engineer our infrastructure to free up more resources in core markets where we can compete most effectively. With the right focus and business model in place, we will improve our global competitiveness and achieve sustainable profitability in the region. This is a key priority in 2011.”

*     See accompanying notes for non-GAAP measures.
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PAGE 2/ DIEBOLD REPORTS 2010 FOURTH QUARTER FINANCIAL RESULTS
Swidarski concluded, “As we progress through 2011, I am encouraged by the many opportunities that lie before us. We will continue to step up our investment in developing new solutions in the software and services arena — such as several significant software wins we announced in the past year. In addition, we will continue to invest in our enterprise security business as we build off the success we had in 2010 in winning major projects.”
Bradley C. Richardson, Diebold executive vice president and chief financial officer, said, “I am pleased to report we have remediated our remaining material weaknesses as we continue to make improvements in our financial control environment. I am also pleased with the progress we made on improving our working capital, which resulted in exceptional free cash flow for the year and enabled us to finish the year in a net investment position. Moving forward, we will continue to drive a keen focus on return on capital employed throughout the organization, which will further enhance our ability to invest in future growth opportunities and return cash to shareholders in the form of dividends and share repurchases.”
Fourth Quarter Orders (constant currency)
Total global product and services orders decreased 12% compared with the prior-year period. However, global orders increased 7% during the quarter excluding Brazil, where the voting equipment contract and the large ATM order from Bradesco created a difficult comparison to the prior-year period. North America orders benefitted from particularly strong financial self-service growth in the regional bank space. Orders in EMEA decreased 12%.

Orders by Solution (Q4 2010 vs. Q4 2009)	% Change
Financial self-service solutions	-12%
Security solutions	-0.5%
Total FSS & security	-10%
Brazil election systems & lottery	-29%

Total Global Order Entry	- 12%

Orders by Geography (Q4 2010 vs. Q4 2009)	% Change
Diebold North America	14%
Total Diebold International	-25%
Latin America (incl. Brazil)	-40%
Asia Pacific	10%
Europe, Middle East, and Africa	-12%

Total Global Order Entry	-12%

*     See accompanying notes for non-GAAP measures.
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Results of Operations
Profit/loss summary — 4th quarter comparison (Dollars in millions)

Q4 2010							Q4 2009
	Gross	% of			% of			Gross	% of			% of
Rev	Profit	Sales	OPEX	OP	Sales		Rev	Profit	Sales	OPEX	OP	Sales

$791.0	$189.5	24.0%	$331.1	($141.6)	-17.9%	GAAP Results	$724.9	$176.6	24.4%	$148.2	$28.3	3.9%

	1.1		(0.3)	1.4		Restructuring		5.8		(9.2)	15.0
	—		(16.7)	16.7		Non-rout. Exp		—		(0.1)	0.1
	—		—	—		Non-rout. Inc		—		—	—
	—		(168.8)	168.8		Impairment		—		(2.5)	2.5

$791.0	$190.6	24.1%	$145.4	$45.2	5.7%	Non-GAAP Results	$724.9	$182.3	25.2%	$136.4	$46.0	6.3%

Profit/loss summary — full-year comparison (Dollars in millions)

2010							2009
	Gross	% of			% of			Gross	% of			% of
Rev	Profit	Sales	OPEX	OP	Sales		Rev	Profit	Sales	OPEX	OP	Sales

$2,823.8	$719.6	25.5%	$721.4	($1.8)	-0.1%	GAAP Results	$2,718.3	$650.0	23.9%	$499.4	$150.6	5.5%

	1.7		(2.5)	4.2		Restructuring		12.8		(12.4)	25.2
	—		(20.4)	20.4		Non-rout. Exp		—		(1.5)	1.5
	—		4.1	(4.1)		Non-rout. Inc		—		11.3	(11.3)
	—		(175.8)	175.8		Impairment		—		(2.5)	2.5

$2,823.8	$721.3	25.5%	$526.8	$194.5	6.9%	Non-GAAP Results	$2,718.3	$662.8	24.4%	$494.4	$168.4	6.2%

The company’s management believes excluding restructuring charges, non-routine expenses and income and impairment charges from operating margins is an indication of the company’s baseline performance. The exclusion of these items permits evaluation and comparison of results for the company’s core business operations and it is on this basis that the company’s management internally assesses the company’s performance.
Revenue
Total revenue for the fourth quarter 2010 was up 9%, including a net positive currency impact of less than 1%. Revenue grew in every region of the world, ranging from 3% in EMEA to 19% in Latin America. Full-year 2010 revenue was up 4%, including a net positive currency impact of 3%.
Gross Margin
Total gross margin for the fourth quarter 2010 was 24.0%, a decrease of 0.4 percentage points from the fourth quarter of 2009. Total gross margin included restructuring charges of $1.1 million in the fourth quarter of 2010 and $5.8 million in the fourth quarter of 2009. Full-year 2010 gross margin was 25.5%, an increase of 1.6 percentage points from 2009. Total gross margin included restructuring charges of $1.7 million in 2010 and $12.8 million in 2009.
Operating Expenses
Total operating expenses as a percentage of revenue for the fourth quarter 2010 was 41.9%, an increase of 21.5 percentage points from the fourth quarter of 2009. Operating expenses in the fourth quarter 2010 included a net $0.3 million of restructuring charges, which includes a gain on a real estate sale of $0.9 million. Non-routine expenses of $16.7 million include $9.8 million for the settlement and legal fees related to a previously disclosed employment class-action lawsuit and $6.9 million in higher legal, consultative, audit and severance costs related to the previously disclosed Foreign Corrupt Practices Act (FCPA) investigation. Also included in the fourth quarter 2010 operating expenses is a non-cash goodwill impairment charge of approximately $169 million pre-tax, associated with the company’s EMEA business.
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Operating expenses in the fourth quarter of 2009 included $9.2 million in restructuring charges related to the U.S. workforce reduction, non-routine expense of $0.1 million and a non-cash impairment charge of $2.5 million related to the write-off of an intangible asset associated with the discontinuation of the brand name “Firstline Inc.” Total operating expense as a percentage of revenue for full-year 2010 was 25.5%, an increase of 7.1 percentage points from the same period of 2009.
Operating Profit
Operating margin was (17.9%) of net sales in the fourth quarter 2010, a decrease of 21.8 percentage points from the fourth quarter 2009. The fourth quarter 2010 included net restructuring, non-routine expenses, and impairment charges of $186.9 million, and fourth quarter 2009 included net restructuring, non-routine expenses & income, and impairment charges of $17.6 million. Excluding these items from both periods, non-GAAP operating profit* in fourth quarter 2010 was $45.2 million or 5.7% of sales and $46.0 million or 6.3% of sales in the fourth quarter 2009.
Full-year 2010 operating loss was (0.1%) of revenue, a decrease of 5.6 percentage points from the comparable period of 2009. Excluding net restructuring, non-routine expenses & income, and impairment charges, full-year non-GAAP operating profit* was 6.9%, an increase of 0.7 percentage points from the prior year.
Income from Continuing Operations, net of tax (attributable to Diebold)
Loss from continuing operations, net of tax, was ($119.9) million, or (15.2%) of revenue in the fourth quarter 2010, a decrease of 16.3 percentage points from the fourth quarter 2009. Included in the fourth quarter 2010 results are restructuring charges net of tax of $1.2 million and $167.5 million in net non-routine and impairment charges. Income from continuing operations in the fourth quarter 2009 included restructuring charges, net of tax, of $9.8 million.
Full-year 2010 loss from continuing operations, net of tax, was ($20.5) million, or (0.7%) of revenue, and $73.1 million, or 2.7% of revenue, in the comparable period of 2009. Full-year 2010 income from continuing operations, net of tax, includes after-tax restructuring charges of $3.3 million and $172.3 million in net non-routine and impairment charges. Full-year 2009 income from continuing operations, net of tax, includes the $25 million reserve related to the agreement in principle with the staff of the SEC, $8.2 million in expense recovery and reimbursement from the company’s D&O insurance carriers, as well as after-tax restructuring charges of $17.4 million and $2.7 million in non-routine and impairment charges.
Taxes on Income from continuing operations attributable to Diebold
Fourth quarter taxes on loss from continuing operations attributable to Diebold were ($23.8) million. Year-to-date taxes on loss from continuing operations were $14.6 million. The goodwill impairment charge reduced the fourth quarter taxes by $15.4 million. The fourth quarter taxes also included a benefit of approximately $10 million as a result of tax planning in Latin America and improved profitability in the company’s core Brazilian operations. In Brazil, improved operating results, combined with a more favorable outlook for business in that country, triggered the release of a tax reserve on deferred tax assets. The taxes also included a favorable impact from the reinstatement of the research and development credit in the United States.

*     See accompanying notes for non-GAAP measures.
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Balance Sheet, Cash Flow and Liquidity
The company’s net investment* was $35.1 million at December 31, 2010, an increase of $100.5 million from the net debt* position at December 31, 2009. The company’s net debt to capital ratio was -4% at December 31, 2010, and 6% at December 31, 2009.
For the full-year 2010, net cash provided by operating activities was $273.4 million, a decrease of $23.5 million from December 31, 2009. Free cash flow* in the fourth quarter 2010 was $209.0 million, an increase of $49.0 million from the fourth quarter 2009. For the full-year 2010, free cash flow* was $222.1 million, a decrease of $30.5 million from the full-year of 2009.
In the fourth quarter 2010, Diebold repurchased 30,000 of its common shares for about $1 million under its repurchase plan. For the full-year 2010, Diebold repurchased 803,449 shares of its common shares for approximately $24.4 million under its repurchase plan.
Share repurchase authorization
In addition, on February 9, the board of directors authorized the company to repurchase up to an additional 1.9 million common shares of its stock. This new authorization is in addition to the approximately 2.1 million shares remaining under its existing board authorization. Diebold plans to opportunistically repurchase these shares as a means of returning cash to its shareholders.
Restructuring, non-routine expenses and income, impairment charges and discontinued operations
The company incurred net restructuring charges of $.02 per share in the fourth quarter of 2010. The majority of these charges were related to severance costs from the previously announced reorganization of the company’s North America and corporate functions, and the continued strategic realignment of the company’s global manufacturing. These items were partially offset by a pre-tax gain on a sale of real estate associated with the global manufacturing realignment. In the fourth quarter 2009, restructuring charges net of tax were $9.8 million, or $0.15 per share. These charges were largely related to an accrual for severance costs associated with the reorganization of the company’s North America and corporate functions.
The company also recorded a non-cash goodwill impairment charge of approximately $169 million pre-tax, which represents all of the goodwill associated with the company’s EMEA business. Due to the operational challenges experienced in the EMEA region over the past few quarters, and the negative business impact related to potential FCPA compliance issues within the region, management has reduced its near-term earnings outlook for the EMEA business unit.
Full-year 2010 restructuring charges net of tax were $3.3 million, or $0.05 per share, compared with full-year 2009 restructuring charges net of tax of $17.4 million, or $0.27 per share.
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Foreign Corrupt Practices Act review
As previously disclosed, Diebold is conducting a global internal review of its compliance with the U.S. Foreign Corrupt Practices Act (FCPA). During its review in the fourth quarter, the company identified certain transactions within its Asia Pacific operation which may potentially implicate the FCPA. The company’s assessment indicates that the transactions in question do not materially impact or alter the company’s condensed consolidated financial statements. The company also previously disclosed it had received a subpoena for documents from the SEC and a voluntary request for documents from the DOJ in connection with the SEC’s non-public investigation of the FCPA matter. Diebold continues to cooperate with these agencies in their review.
As a result of the internal review progressing to more complex operations located in broader geographies, as well as complying with requests from regulators, costs associated with the FCPA review increased substantially in the fourth quarter. The company has decided to exclude these costs from its non-GAAP operating results as it provides a better overall understanding of the company’s historical financial performance and future prospects. Diebold will continue to conduct its global internal FCPA compliance review. The company cannot predict the length, scope or results of this review or the government investigations, or the impact, if any, on its results of operations.
Full-year 2011 outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any future mergers, acquisitions, disposals or other business combinations. Expectations for the full year 2011 are as follows:
•	Revenue

Current Guidance
Total revenue	3% to 6%
Financial self-service	5% to 8%
Security	4% to 7%
Brazil election sys. / lottery	$90 million to $100 million
•	Earnings per share

Current Guidance
2011 EPS (GAAP)	$1.66 — $1.92
Restructuring charges	.12 — .09
Non-routine exp.	.22 — .19
2011 EPS non-GAAP*	$2.00 — $2.20
Overview presentation and conference call
More information on Diebold’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold’s Investor Relations website. Thomas W. Swidarski and Bradley C. Richardson will discuss the company’s financial performance during a conference call today at 10:00 a.m. (ET). Both the presentation and access to the call are available at http://investors.diebold.com. The replay can also be accessed on the site for up to three months after the call.
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Revenue Summary by Product, Service and Geographic Area
Revenue Summary by Product and Service Solutions
(In Thousands )

	Q4 2010	Q4 2009	% Change	FY 12/31/2010	FY 12/31/2009	% Change
Financial Self-Service
Products	$314,693	$263,255	20%	$959,820	$985,275	-3%
Services	280,264	285,600	-2%	1,086,569	1,083,875	0%

Total Fin. self-service	594,957	548,855	8%	2,046,389	2,069,150	-1%

Security solutions
Products	73,969	70,516	5%	223,514	247,518	-10%
Services	108,587	103,990	4%	406,831	396,071	3%

Total Security	182,556	174,506	5%	630,345	643,589	-2%

Total Fin. self-service & security	777,513	723,361	7%	2,676,734	2,712,739	-1%

Election Systems & Lottery
Products	13,482	1,562	n/m	147,034	5,553	n/m
Services	—	—	0%	25	—	0%

Total Election Systems & Lottery	13,482	1,562	n/m	147,059	5,553	n/m

Total Revenue	$790,994	$724,923	9%	$2,823,793	$2,718,292	4%

Revenue Summary by Geographic Segment

				FY	FY
	Q4 2010	Q4 2009	% Change	12/31/2010	12/31/2009	% Change
Diebold North America	$352,074	$338,962	4%	$1,320,581	$1,382,461	-4%
Diebold International
Latin America (incl. Brazil)	196,714	164,791	19%	770,691	602,549	28%
Asia Pacific	123,721	106,357	16%	380,970	387,119	-2%
Europe, Middle East, Africa	118,485	114,813	3%	351,551	346,163	2%

Total Diebold International	438,920	385,961	14%	1,503,212	1,335,831	13%

Total Revenue	$790,994	$724,923	9%	$2,823,793	$2,718,292	4%

Other income/(expense), net summary:

	Q4 2010	Q4 2009	FY 12/31/10	FY 12/31/09
Other income/(expense)	$32	$4,668	$4,048	($19,427)
Foreign ex. gain/(loss), net	(1,535)	2,136	(1,301)	(922)
Interest expense	(9,900)	(9,484)	(37,887)	(35,452)
Investment income	10,569	7,845	34,545	29,016
Total other income / (expense), net	($834)	$5,165	($595)	($26,785)
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Notes for Non-GAAP Measures
1.	Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q4 2010	Q4 2009	FY 12/31/10	FY 12/31/09
Total EPS from continuing operations (GAAP measure)	($1.83)	$0.12	($0.31)	$1.09
Restructuring charges	0.02	0.15	0.05	0.27
Non-routine expenses	0.21	—	0.25	0.39
Non-routine income	—	—	(0.05)	(0.12)
Impairment	2.33	0.02	2.38	0.02
Total EPS (non-GAAP measure)	$0.73	$0.29	$2.33	$1.65
Prior-year tax adjustments		$0.13		$0.13
The sums of the quarterly figures do not equal year-to-date figures due to rounding or differences in the weighted-average number of shares outstanding during the respective periods. Included within the impairment for the quarter and year ended December 31, 2010, is an additional EPS impact of $.03 and $.01 respectively, related to shares that are excluded from the EPS GAAP measure.
The company’s management believes excluding restructuring charges, non-routine expenses and income and impairment charges is useful to investors because it provides an overall understanding of the company’s historical financial performance and future prospects. Management believes non-GAAP EPS from continuing operations is an indication of the company’s base-line performance. Exclusion of these items permits evaluation and comparison of results for the company’s core business operations, and it is on this basis that management internally assesses the company’s performance. The non-GAAP EPS does not include the impact of the prior year tax adjustments.
2.	Free cash flow is calculated as follows:

	Q4 2010	Q4 2009	FY 12/31/10	FY 12/31/09
Net cash provided by operating activities (GAAP measure)	$222,280	$175,879	$273,353	$296,882
Capital expenditures	(13,307)	(15,873)	(51,298)	(44,287)
Free cash flow (non-GAAP measure)	$208,973	$160,006	$222,055	$252,595
The company’s management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities that is available for the execution of its business strategy, including service of debt principal, dividends, share repurchase and acquisitions. Free cash flow is utilized to fund our dividends, as well as mandatory debt payments and other investment opportunities. Free cash flow is not an indicator of residual cash available for discretionary spending, because it does not take into account mandatory debt service or other non-discretionary spending requirements that are deducted in the calculation of free cash flow.
3. Net investment/(debt) is calculated as follows:

	12/31/2010	12/31/2009	9/30/2010
Cash, cash equivalents and short-term investments (GAAP measure)	$601,781	$505,868	$435,277
Debt instruments	(566,632)	(571,204)	(609,667)
Net Investment (debt) (non-GAAP measure)	$35,149	$(65,336)	$(174,390)
The company’s management believes that given the net debt, the significant cash, cash equivalents and other investments on its balance sheet that to net cash against outstanding debt is a meaningful debt calculation.
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4.	Reconciliation of GAAP Operating Margin to non-GAAP measures

	Q4 2010	Q4 2009	FY 12/31/2010	FY 12/31/2009
GAAP Operating Profit	$(141,621)	$28,338	$(1,802)	$150,592
GAAP Operating Profit %	-17.9%	3.9%	-0.1%	5.5%
Restructuring	1,391	14,975	4,183	25,203
Non-routine Expenses	16,714	139	20,382	1,467
Non-routine Income	—	—	(4,148)	(11,323)
Impairment	168,753	2,500	175,849	2,500
Non GAAP Operating Margin	$45,237	$45,952	$194,464	$168,439
Non GAAP Operating Margin %	5.7%	6.3%	6.9%	6.2%
The company’s management believes excluding restructuring charges, non-routine expenses and income and impairment charges from operating margins is an indication of the company’s baseline performance. The exclusion of these items permits evaluation and comparison of results for the company’s core business operations and it is on this basis that the company’s management internally assesses the company’s performance.
Forward-Looking Statements
In this press release, statements that are not reported financial results or other historical information are “forward-looking statements”. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company’s future operating performance, the company’s share of new and existing markets, the company’s short- and long-term revenue and earnings growth rates, and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity.
The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:
•	competitive pressures, including pricing pressures and technological developments;
•	changes in the company’s relationships with customers, suppliers, distributors and/or partners in its business ventures;
•	changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company’s operations, including Brazil, where a significant portion of the company’s revenue is derived;
•	the company’s ability to take actions to mitigate the effect of the Venezuelan currency devaluation, further devaluation, actions of the Venezuelan government, and economic conditions in Venezuela;
•	the continuing effects of the recent economic downturn and the disruptions in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers’ ability to make capital expenditures, as well as adversely impact the availability and cost of credit;
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•	acceptance of the company’s product and technology introductions in the marketplace;

•	the company’s ability to maintain effective internal controls;

•	changes in the company’s intention to repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions could negatively impact foreign and domestic taxes;

•	unanticipated litigation, claims or assessments, as well as the impact of any current/pending lawsuits;

•	variations in consumer demand for financial self-service technologies, products and services;

•	potential security violations to the company’s information technology systems;

•	the investment performance of our pension plan assets, which could require us to increase our pension contributions, and significant changes in health care costs, including those that may result from government action such as the recently enacted U.S health care legislation;

•	the amount and timing of repurchases of the company’s common shares, if any;

•	the outcome of the company’s global FCPA review and any actions taken by government agencies in connection with the company’s self disclosure, including the pending SEC investigation; and

•	the company’s ability to achieve benefits from its cost-reduction initiatives and other strategic changes.
About Diebold
Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs approximately 16,000 associates with representation in nearly 90 countries worldwide and is headquartered in Canton, Ohio, USA. Diebold is publicly traded on the New York Stock Exchange under the symbol ‘DBD.’ For more information, visit the company’s website at www.diebold.com.
###
PR/xxxx

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED INCOME STATEMENTS — UNAUDITED
(IN THOUSANDS EXCEPT EARNINGS PER SHARE)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009
Net Sales
Product	$402,143	$335,333	$1,330,368	$1,238,346
Service	388,851	389,590	1,493,425	1,479,946

Total	790,994	724,923	2,823,793	2,718,292
Cost of goods
Product	310,162	254,951	1,003,923	944,090
Service	291,315	293,418	1,100,305	1,124,202

Total	601,477	548,369	2,104,228	2,068,292
Gross Profit	189,517	176,554	719,565	650,000
Percent of net sales	24.0%	24.4%	25.5%	23.9%
Operating expenses
Selling, general and administrative	142,100	123,893	471,293	424,882
Research, development and engineering	20,285	21,823	74,225	72,026
Impairment of assets	168,753	2,500	175,849	2,500

Total	331,138	148,216	721,367	499,408
Percent of net sales	41.9%	20.4%	25.5%	18.4%
Operating (loss) profit	(141,621)	28,338	(1,802)	150,592
Percent of net sales	-17.9%	3.9%	-0.1%	5.5%
Other income / (expense), net	(834)	5,165	(595)	(26,785)

(Loss) / Income from continuing operations before taxes	(142,455)	33,503	(2,397)	123,807
Taxes on income	23,798	(23,520)	(14,561)	(44,477)

(Loss) / Income from continuing operations	(118,657)	9,983	(16,958)	79,330
(Loss) / Income from discontinued operations — net of tax	(115)	(1,042)	275	(9,884)
Loss on sale of discontinued operations — net of tax	—	(5,754)	—	(37,192)

Net (Loss) / Income	(118,772)	3,187	(16,683)	32,254
Less: Net Income attrib to noncontrol interest	(1,240)	(2,084)	(3,569)	(6,228)

Net (Loss) / Income attributable to Diebold, Inc.	$(120,012)	$1,103	$(20,252)	$26,026

Basic weighted average shares outstanding	65,686	66,318	65,907	66,257
Diluted weighted average shares outstanding	65,686	67,057	65,907	66,867

Basic Earnings Per Share:
(Loss) / Income from continuing operations	$(1.83)	$0.12	$(0.31)	$1.10
(Loss) / Income from discontinued operations	(0.00)	(0.10)	0.00	(0.71)

Net (Loss) / Income	$(1.83)	$0.02	$(0.31)	$0.39

Diluted Earnings Per Share:
(Loss) / Income from continuing operations	$(1.83)	$0.12	$(0.31)	$1.09
(Loss) / Income from discontinued operations	(0.00)	(0.10)	0.00	(0.70)

Net (Loss) / Income	$(1.83)	$0.02	$(0.31)	$0.39

Amounts Attributable to Diebold, Inc.
(Loss) / Income from continuing operations — net of tax	$(119,897)	$7,899	$(20,527)	$73,102
(Loss) / Income from discontinued operations	(115)	(6,796)	275	(47,076)

Net (Loss) / Income attributable to Diebold, Inc.	$(120,012)	$1,103	$(20,252)	$26,026

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	December 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$328,658	$328,426
Short-term investments	273,123	177,442
Trade receivables, net	404,501	330,982
Inventories	444,575	448,243
Other current assets	263,179	302,992

Total current assets	1,714,036	1,588,085

Securities and other investments	76,138	73,989
Property, plant and equipment, net	203,462	204,820
Goodwill	269,398	450,937
Other assets	256,756	237,034

Total assets	$2,519,790	$2,554,865

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$15,038	$16,915
Accounts payable	214,288	147,496
Other current liabilities	580,439	578,680

Total current liabilities	809,765	743,091

Long-term debt	550,368	553,008
Long-term liabilities	169,843	186,740

Total Diebold, Inc. shareholders’ equity	961,155	1,046,379
Noncontrolling Interests	28,659	25,647

Total equity	989,814	1,072,026

Total liabilities and equity	$2,519,790	$2,554,865

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN THOUSANDS)

	Twelve months ended December 31,
	2010	2009
Cash flow from operating activities:
Net (loss) income	$(16,683)	$32,254
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Sale of discontinued operations	—	37,192
Devaluation on Venezuelan balance sheet	5,148	—
Depreciation and amortization	79,253	77,693
Impairment of assets	175,849	2,500
Other	(40,307)	59,520

Cash (used in) provided by changes in certain assets and liabilities:
Trade receivables	(69,377)	123,400
Inventories	3,136	76,001
Accounts payable	65,768	(54,193)
Certain other assets and liabilities	70,566	(57,485)

Net cash provided by operating activities	273,353	296,882

Cash flow from investing activities:
Proceeds from sale of discontinued operations	1,815	9,908
Payments for acquisitions, net of cash acquired	—	(5,364)
Net investment activity	(86,714)	(20,510)
Capital expenditures	(51,298)	(44,287)
Increase in certain other assets & other	(28,559)	(30,525)

Net cash used in investing activities	(164,756)	(90,778)

Cash flow from financing activities:
Dividends paid	(71,900)	(69,451)
Net borrowings / (repayments)	(15,963)	(56,917)
Repurchase of common shares	(24,386)	—
Other	1,149	(4,620)

Net cash used in financing activities	(111,100)	(130,988)

Effect of exchange rate changes on cash	2,735	11,874

Increase in cash and cash equivalents	232	86,990
Cash and cash equivalents at the beginning of the period	328,426	241,436

Cash and cash equivalents at the end of the period	$328,658	$328,426